EXHIBIT 10.126

THIS ACQUISITION AGREEMENT made as of the 4th day of June, 1999.
A M O N G:
               NORD RESOURCES CORPORATION
               a corporation incorporated pursuant to the laws of the State of Delaware

               ("Nord Resources")               OF THE FIRST PART

               -    and -

               NORD COPPER CORPORATION.
               a corporation incorporated pursuant to the laws of the State of Delaware

               ("Nord Copper")                  OF THE SECOND PART

               -and-

               SUMMO USA CORPORATION
               a corporation incorporated pursuant to the laws of the State of Colorado

               ("Summo")                        OF THE THIRD PART


WHEREAS Summo executed and delivered and is a party to the Arimetco Agreement (as hereinafter defined) and among other things, Summo seeks to sell, transfer and assign and Nord Copper seeks to assume and purchase the Arimetco Agreement, all on and subject to the terms and conditions herein contained;

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the mutual covenants, agreements and premises herein contained and other good and valuable consideration (the receipt and sufficiency whereof being hereby acknowledged by each party), the parties hereto do hereby covenant and agree as follows:

DEFINITIONS AND SCHEDULES

1.1  Definitions.  In this Agreement:
     "Act" has the meaning ascribed thereto in subsection 2.3(b).

     "Agreement", "this Agreement", "hereto" and "herein" means this Agreement and all schedules attached hereto, as may be amended from time to time.

     "Arimetco" means Arimetco Inc.

     "Arimetco Agreement" means the agreement to purchase the Johnson Camp Mine and the related assets between Summo and Arimetco, dated September 18, 1998, as amended February 24,
     1999 and May 26, 1999.

     "Best Knowledge" means such knowledge as the Party would have after due inquiry of the matter in question.

     "Business Day" means a day other than a Saturday or a Sunday or any other day which is a statutory holiday in the State of Colorado.

     "Closing" means the consummation of the Transaction as herein contemplated.

     "Closing Date" means June 4, 1999 or such other date as the Parties may agree upon.

     "Consent Order" means the Consent Order negotiated between Summo, the Arizona Department of Environmental Quality and the State of Arizona Attorney General, or a similarly acceptable document to Nord Copper, which documents the manner in which Summo (or Nord Copper) will proceed with operation of the Johnson Camp Mine, while addressing and remedying the deficiencies for which the project has been deemed to be out of compliance.

     "Contract" means any agreement, indenture, contract, bond, debenture, security agreement, lease, deed of trust, license, option, instrument or other legally binding commitment, whether written or oral.

     "Direct Claim" has the meaning ascribed thereto in subsection 6.3.

     "Encumbrances" means any and all claims, liens, security interests, mortgages, pledges, charges, options, equity interests, encumbrances, proxies, voting agreements, voting trusts, leases, tenancies, easements or other interests of any nature or kind whatsoever, howsoever created.

     "Financial Statements" has the meaning ascribed thereto in subsection 3.1(t).

     "Indemnified Party" has the meaning ascribed thereto in subsection 6.3.

     "Indemnifying Party" has the meaning ascribed thereto in subsection 6.3.

     "Intellectual Property" means any and all intellectual property prepared by or on behalf of Summo with respect to the Johnson Camp Mine including without limitation all feasibility studies and the intellectual property listed on Schedule A.

     "Johnson Camp Mine" means the property located in Cochise County, comprising 88 unpatented lode claims, 64 patented lode claims and approximately 510 acres of fee simple lands, all as more particularly described in the Arimetco Agreement

     "Laws" means all applicable federal, state, municipal or local laws, statutes, by-laws or ordinances in effect on the Closing Date.

     "Losses" means any and all claims, demands, debts, suits, actions, obligations, proceedings, losses, damages, liabilities, deficiencies, costs and expenses (including, without limitation, all reasonable legal and other professional fees and disbursements, interest, penalties and amounts paid in settlement).

     "Nord Copper" means Nord Copper Corporation.

     "Nord Resources" means Nord Resources Corporation.

     "Nord Resources Stock" means 1,600,000 common shares of Nord
     Resources  Stock.

     "Parties" means collectively, the parties to this Agreement.

     "Person" means any individual, partnership, company, corporation, unincorporated association, joint venture, trust, the Crown or any other agency or instrumentality thereof or any other judicial entity or person, government or governmental agency, authority or entity howsoever designated or constituted.

     "Summo" means Summo USA Corporation.

     "Survival Period" has the meaning ascribed thereto in subsection 5.1.

     "Third Party Claim" has the meaning ascribed thereto in subsection 6.3.

     "Threshold" has the meaning ascribed thereto in subsection 6.3.

     "Time of Closing" means 11:00 a.m. (Tucson time) on the Closing Date or if the Transaction is not completed at such time, then such other time on the Closing Date on which the Transaction is completed.

     "Transaction" means the sale, transfer and assignment of the Arimetco Agreement and the Intellectual Property from Summo to Nord Copper as contemplated by this Agreement.

1.2 Disclosure. Any fact or circumstance or combination of facts and/or circumstances disclosed in this Agreement or in any schedules hereto shall be deemed to be disclosed for all purposes of this Agreement.

1.3 Act. Any reference in this Agreement to any act, by-law, rule or regulation or to a provision thereof shall be deemed to include a reference to any act, by-law, rule or regulation or provision enacted in substitution or amendment thereof.

1.4 Colorado Time. Except where otherwise expressly provided in this Agreement any reference to time shall be deemed to be a reference to Colorado time.

1.5 Gender and Extended Meanings. In this Agreement words and personal pronouns relating thereto shall be read and construed as the number and gender of the party or parties referred to in each case require and the verb shall be construed as agreeing with the required word and pronoun. For greater certainty and without limitation, in this Agreement the word "shall", has the same meaning as the word "will".

1.6 Section Headings. The division of this Agreement into sections is for convenience of reference only and shall not effect the interpretation or construction of this Agreement.

1.7 Business Day. In the event that the date for the taking of any action under this Agreement falls on a day which is not a Business Day, then such action shall be taken on the next following Business Day.


                      ACQUISITION AGREEMENT

2.1 Transfer of Arimetco Agreement. Subject to the terms and conditions hereof, on the Closing Date at the Time of Closing, Summo shall sell, transfer and assign to Nord Copper and Nord Copper shall purchase and assume from Summo, all the right, title and interest of Summo in and to the Arimetco Agreement and the Intellectual Property, free and clear of all Encumbrances other than as provided in this Agreement, in exchange for the Nord Resources Stock. Nord Resources does hereby undertake and agree to use its good faith commercial best efforts to have the Nord Resources Stock registered for trading with the Securities & Exchange Commission as and by way of the filing of a registration statement at such time and as and when Nord Resources next registers a new issue of securities all in accordance with that form of Registration Rights Agreement attached hereto as Schedule
B. For greater certainty and without limitation, Nord Copper does hereby covenant and agree to pay to Cochise County, contemporaneous with Closing, the sum of US$310,000 on account of monies owing to Arimetco under the Arimetco Agreement, including the sum of US$60,000, US$30,000 of which became due on March 17, 1999 and of which US$30,000 became due on April 17, 1999.

2.2 Closing. Closing shall occur at the Time of Closing on the Closing Date at the offices of Streich Lang or at such other place or other time and date as the Parties may agree.

2.3  Deliveries at Closing.  At Closing,


(a)  Summo Deliveries.

     Summo will deliver to Nord Copper the following:

     (a) Executed and acknowledged (where necessary) originals of all of the agreements referred to in section 7.1;

     (b) An executed Registration Rights Agreement in the form of Schedule B;


     (c) Certificates of good standing for Summo from the Secretary of State of the States of Colorado and Arizona; and

     (d)  The other documents referred to in section 7.1.

(b)  Nord Copper and Nord Resources Deliveries.

     Nord Copper and Nord Resources will deliver to Summo the following:

     (a)  A certificate or certificates representing the Nord
          Resources Stock in Summo's name and bearing the following legend:

          "The shares represented by this Certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), or under the securities laws of any other state or jurisdiction, and are "restricted securities" as that term is defined in Rule 144 under the Act and may not be sold, transferred, assigned, pledged or hypothecated except pursuant to an effective registration statement or an opinion of counsel reasonably satisfactory to Nord Resources Corporation to the effect that registration under the Act (and applicable state securities laws) is not required."

     (b) Executed and acknowledged (where necessary) originals of all of the agreements referred to in section 8.1.

     (c) An executed Registration of Rights Agreement in the form of Schedule B.


     (d) Certificates of good standing for Nord Resources from the Secretary of State of the State of Delaware and for Nord Copper from the Secretary of State of the State of Delaware.

     (e)  The other documents referred to in section 7.1.


               COVENANTS, REPRESENTATIONS AND WARRANTIES OF SUMMO

3.1 Covenants, Representations and Warranties. Summo hereby covenants, represents and warrants to Nord Copper as follows and acknowledges and confirms that Nord Copper is relying upon such covenants, representations and warranties in connection with the
Transaction:

(a) Incorporation and Organization. Summo is duly incorporated and validly subsisting under the laws of the State of Colorado and has the corporate power to own or lease its properties and to carry on its business as it is now being conducted and to execute, deliver and perform its obligations under this Agreement. Summo has all requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder.

(b) Acts of Bankruptcy. Summo is not insolvent, has not proposed a compromise or arrangement to its creditors generally, has not taken any proceeding with respect to a compromise or arrangement, has not taken any proceeding to have itself declared bankrupt or wound-up, has not taken any proceeding to have a receiver appointed of any part of its assets and at present, no encumbrancer or receiver has taken possession of any of its property and no execution or distress is enforceable or levied upon any of its property and no petition for a receiving order in bankruptcy is filed against it.

(c) Corporate and Shareholder Authority. All requisite corporate and shareholder actions have been taken by Summo to authorize the valid execution and delivery of this Agreement and the consummation of the Transaction. Summo has obtained all consents, approvals and authorizations of, and has effected all filings with, regulatory authorities that are required in connection with the consummation of the Transaction.

(d) Agreement Enforceable. This Agreement constitutes a valid and legally binding obligation of Summo enforceable against Summo in accordance with its terms.

(e) No Violations. The execution and delivery of this Agreement and all other agreements contemplated herein by Summo and the observance and performance of the terms and provisions of this Agreement and any such agreements; (i) does not and will not require Summo to obtain or make any consent, authorization, approval, filing or registration under any law, by-law, rule, regulation, judgment, order, writ, injunction or decree which is binding upon Summo other than as contemplated in this Agreement;
(ii) does not and will not constitute a violation or breach of the charter documents or by-laws of Summo; (iii) does not and will not constitute a violation or breach of applicable Laws, a provision of any Contract to which Summo is a party or by which Summo is bound or any Law, rule, regulation, judgment, order, writ, injunction or decree applicable to Summo; (iv) does not and will not constitute a default (nor would with the passage of time or the giving of notice or both or otherwise, constitute a default) under any Contract, to which Summo is a party or by which Summo is bound; and (v) does not and will not result in the creation or imposition of an Encumbrance on the Arimetco Agreement, any of the assets covered thereby or the Intellectual Property, other than as specified in the Arimetco Agreement.

(f) Litigation. There is not pending, or, to the Best Knowledge of Summo, threatened or contemplated any suit, action, legal proceeding, litigation or governmental investigation of any sort relating to Summo or the Arimetco Agreement nor is there any present state of facts or circumstances which can be reasonably anticipated to be a basis for any such suit, action, legal proceeding, litigation or governmental investigation nor is there presently outstanding against Summo any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator, other than ongoing U.S. Bankruptcy proceedings of Arimetco, pursuant to which Summo has entered into the Arimetco Agreement.

(g) Exclusive Rights to Dispose. Summo has the exclusive right to dispose of good and marketable title to the Arimetco Agreement and the Intellectual Property, free and clear of all Encumbrances and other than as herein provided, the Arimetco Agreement is not subject to any contractual rights of Persons other than Summo and Summo has not done or omitted to do anything which has resulted or could result in an Encumbrance on, or which could permit any third Person to claim an interest in, the Arimetco Agreement and/or the Intellectual Property except as otherwise disclosed in this Agreement or otherwise resulting from the U.S. Bankruptcy proceedings.

(h)  Payments.  All work on or in respect of the Johnson Camp
Mine and/or the Intellectual Property done by or on behalf of Summo including for greater certainty and without limitation, by third Persons, has been or will be fully paid by Summo.

(h) Knowledge of Summo. Summo does not have any knowledge and/or information with respect to the Johnson Camp Mine that has not been communicated or made available to Nord Copper. For greater certainty and without limitation, Summo has not received any notice of; (i) any non-compliance of the Johnson Camp Mine or the improvements or fixtures located thereon, or the operation or maintenance thereof, with municipal, building or zoning by-laws or regulations; or (ii) any work orders relating to, or notices from any government authorities advising of any defects in, the construction or state of repair of any improvements or fixtures on the Johnson Camp Mine; which notices have not been complied with. Summo's covenant, representation and warranty regarding such notice does not apply to any notice received by Arimetco, which may be in the project files in Summo's offices or in the Johnson Camp Mine files located at the mine site, and which may be referenced in the Consent Order, all of which have been made available to Nord Copper.

(j) Arimetco Agreement. The Arimetco Agreement is a legal, valid, binding and enforceable agreement of Summo and has not been materially amended other than as appears in the second amendment to the Arimetco Agreement, entered into at the request of Nord Copper and to the Best Knowledge of Summo, no default exists thereunder on the part of Arimetco. On the date hereof, save and except for the payment of US$60,000, US$30,000 of which became due on March 17, 1999 and of which US$30,000 became due on April 17, 1999. Summo has complied with and performed all of its covenants and obligations under the Arimetco Agreement, including for greater certainty and without limitation, save and except as aforementioned, the payment of all option payments, charges and expenses owing by Summo thereunder.

(k) No Liabilities. There are no liabilities of Summo for which Nord Copper may be liable on or after the completion of the Transaction other than liabilities disclosed in this Agreement and those specifically forming a part of the Arimetco Agreement.

(l) Condition of Assets. To the Best Knowledge of Summo, all tangible assets which are the subject matter of the Arimetco Agreement are in good condition, repair and proper working order, subject to normal wear and tear and are fit and appropriate for use for the purpose for which they were intended.

(m) Intellectual Property Rights. The Intellectual Property is owned by Summo and does not infringe upon the intellectual property rights of any other Person.

(n) No Options. No Person other than under this Agreement has any agreement or option or any right capable of becoming an agreement or option for the purchase from Summo of the Arimetco Agreement and/or the Intellectual Property and/or the Permits.

(o) Environmental Matters. Other than that which has been disclosed to Nord Copper and which is referenced in the Consent Order, to the Best Knowledge of Summo the Johnson Camp Mine and the operations thereat and their existing and prior uses comply with any applicable, federal, state, municipal or local Laws, regulations, requirements, orders or approvals of all governmental authorities relating to environmental, dangerous goods and occupational health and safety matters. To the Best Knowledge of Summo, there are no expropriation, condemnation or similar proceedings, actual or threatened, of which Summo has received notice, against any part or parts of the Johnson Camp Mine. To the Best Knowledge of Summo no contaminant has been released, spilled, leaked, discharged, disposed of, pumped, poured, emitted, emptied, injected, leached, dumped or allowed to escape ("Release") at, on or under the Johnson Camp Mine contrary to any applicable environmental Law, no part of the Johnson Camp Mine is located within an environmentally sensitive area or fill regulated area and there are no environmental charges, privileges or Encumbrances relating to the Johnson Camp Mine. Summo knows of no facts or circumstances related to environmental matters with respect to the Johnson Camp Mine that could lead to any environmental claims, liabilities or responsibilities.

(p) Employment. Summo is not a party to any written or oral employment, agreement with respect to the Johnson Camp Mine.

(q) Disclosure. Summo has disclosed, granted access to or made available to Nord Resources for inspection and review all information, data and files relevant to the Arimetco Agreement, the Intellectual Property and the Johnson Camp Mine, which information, data and files are not inaccurate or untrue in any material respects, when viewed in the aggregate.


(r) No Brokers. All negotiations relating to this Agreement and the Transaction have been carried on by Summo directly with Nord Copper without the intervention of any other Person on behalf of Summo in such manner as to give rise to any valid claim against Nord Copper for a brokerage commission, finder's fee or other like payment and Summo will indemnify and save harmless Nord Copper and from any such claim.

(s) Investment Intent. Summo is acquiring the Nord Resources Stock solely for the purpose of investment and not with a view to the distribution or sale of any part thereof. Summo acknowledges that the Nord Resources Stock has not been registered under the Securities Act or any state securities law and is being issued and sold in reliance on exemptions from such registration requirements that are available only if the Nord Resources Stock is not being offered to the public and is being acquired for investment and not with a present view to its distribution or sale.

(t)  Private Placement Representations.

     (i) (A) Summo can bear the economic risk of losing its entire investment in the Nord Resources Stock and can afford to hold the Nord Resources Stock for an indefinite period of time;

          (B) Summo is an Accredited Investor as defined in Rule 501(a) of Regulation D of the Securities Act.

     (ii) Summo has received, read, reviewed and is familiar with Nord Resources' audited, consolidated financial statements for the financial year ended December 31, 1998 (the "Financial Statements"), and confirms that all requested documents, records and books pertaining to its investment in Nord Resources have been made available or delivered to it.

    (iii) Summo has had the opportunity to ask questions of and receive answers from officers of Nord Resources concerning its investment in the Nord Resources Stock and additional information necessary to verify the accuracy of the information contained in the Financial Statements.


(u) Omissions and Misrepresentations. None of the foregoing covenants, representations and warranties knowingly contains any untrue statement of material fact or knowingly omits to state any material fact necessary to make any such covenant, warranty or representation not misleading.

4.   COVENANTS, REPRESENTATIONS AND WARRANTIES OF NORD COPPER AND
                         NORD RESOURCES

4.1 Covenants, Representations and Warranties. Nord Copper and Nord Resources hereby covenant, represent and warrant to Summo as follows and acknowledge and confirm that Summo is relying upon such covenants, representations and warranties in connection with the Transaction:

(a) Incorporation and Organization. Each of Nord Copper and Nord Resources is duly incorporated and validly subsisting under the laws of the State of Delaware and has the corporate power to own or lease its respective properties and to carry on its respective business as it is now being conducted and to execute, deliver and perform its respective obligations under this Agreement. Each of Nord Copper and Nord Resources has all requisite corporate power and authority to enter into this Agreement and to perform its respective obligations hereunder.

(b) Acts of Bankruptcy. Neither Nord Copper nor Nord Resources is insolvent, has proposed a compromise or arrangement to its creditors generally, has taken any proceeding with respect to a compromise or arrangement, has taken any proceeding to have itself declared bankrupt or wound-up, has taken any proceeding to have a receiver appointed of any part of its respective assets and at present, no encumbrancer or receiver has taken possession of any of its respective property and no execution or distress is enforceable or levied upon any of its respective property and no petition for a receiving order in bankruptcy is filed against it.

(c) Corporate and Shareholder Authority. All requisite corporate and shareholder actions have been taken or by the Closing Date shall have been taken by each of Nord Copper and Nord Resources to authorize the valid execution and delivery of this Agreement and the consummation of the Transaction. Each of Nord Copper and Nord Resources has obtained all consents, approvals and authorizations of, and has effected all filings with, regulatory authorities that are required in connection with the consummation of the Transaction.

(d) Agreement Enforceable. This Agreement constitutes a valid and legally binding obligation of each of Nord Copper and Nord
Resources enforceable against each of Nord Copper and Nord
Resources in accordance with its terms.

(e) No Violations. The execution and delivery of this Agreement and all other agreements contemplated herein by each of Nord Copper and Nord Resources and the observance and performance of the terms and provisions of this Agreement and any such agreements; (i) does not and will not require Nord Copper or Nord Resources to obtain or make any consent, authorization, approval, filing or registration under any law, by-law, rule, regulation, judgment, order, writ, injunction or decree which is binding upon Nord Copper or Nord Resources other than as contemplated in this Agreement; (ii) does not and will not constitute a violation or breach of the charter documents or by-laws of Nord Copper or Nord Resources; (iii) does not and will not constitute a violation or breach of applicable Laws, a provision of any Contract to which Nord Copper or Nord Resources is a party or by which Nord Copper or Nord Resources is bound or any Law, rule, regulation, judgment, order, writ, injunction or decree applicable to Nord Copper or Nord Resources; (iv) does not and will not constitute a default (nor would with the passage of time or the giving of notice or both or otherwise, constitute a default) under any Contract, to which Nord Copper or Nord Resources is a party or by which Nord Copper or Nord Resources is bound; and (v) does not and will not result in the creation or imposition of an Encumbrance on the Nord Resources Stock.

(f) Litigation. There is not pending, or, to the Best Knowledge of Nord Copper and Nord Resources, threatened or contemplated any suit, action, legal proceeding, litigation or governmental investigation of any sort relating to Nord Copper or Nord Resources nor is there any present state of facts or circumstances which can be reasonably anticipated to be a basis for any such suit, action, legal proceeding, litigation or governmental investigation nor is there presently outstanding against Nord Copper or Nord Resources any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator.

(g) Nord Resources Stock. On Closing, the Nord Resources Stock will be validly created, reserved and allotted for issuance and upon issuance to Summo in accordance with the terms and conditions of this Agreement, will be validly issued and outstanding, fully paid and non-assessable.

(h) No Options. No Person other than under this Agreement has any agreement or option or any right capable of becoming an agreement or option for the purchase from Nord Resources of the Nord Resources Stock.

(i) Regulatory Status. Nord Resources is a registrant with the Securities and Exchange Commission in the United States of America. Nord Resources has duly made on a timely basis all filings required to be made under all applicable securities laws and is presently in good standing with respect to filings with the Securities and Exchange Commission.

(j) Audited Financial Statements. The audited consolidated financial statements of Nord Resources for the financial year ended December 31, 1998 present fairly the financial condition and results of operations of Nord Resources as at such date and for the period then ended and have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis, except as otherwise stated in the notes to such financial statements. Since December 31, 1998, there has been no material adverse change in the business, operations, properties, assets or condition, financial or otherwise, of Nord Resources on a consolidated basis from that shown in the audited consolidated financial statements of Nord Resources as at December 31, 1998.

(k) Public Disclosure Information. All information and documents publicly disclosed by Nord Resources during the past two years, including financial statements, fairly and accurately represent in all material respects the business and affairs of Nord Resources as at the respective times of disclosure.

(l) No Brokers. All negotiations relating to this Agreement and the Transaction have been carried on by Nord Copper and Nord Resources directly with Summo without the intervention of any other Person on behalf of Nord Copper and Nord Resources in such manner as to give rise to any valid claim against Summo for a brokerage commission, finder's fee or other like payment and Nord Copper and Nord Resources will indemnify and save harmless Summo from any such claim.

(m) Omissions and Misrepresentations. None of the foregoing covenants, representations and warranties knowingly contains any untrue statement of material fact or knowingly omits to state any material fact necessary to make any such covenant, warranty or representation not misleading.

           SURVIVAL OF COVENANTS, REPRESENTATIONS AND WARRANTIES

5.1 Survival. No investigations made by or on behalf of any Party at any time shall have the effect of waiving, diminishing the scope of or otherwise affecting any covenant, representation or warranty made by any Party. No waiver by any Party of any condition, in whole or in part, shall operate as a waiver of any other condition. The covenants, representations and warranties contained in Article 3 and 4 respectively or in any certificate or other document delivered in connection with the Closing shall survive the making of this Agreement and the Closing for a period of two years (the "Survival Period") provided, however, that if a claim for a breach of any such covenant, representation or warranty is brought prior to the expiration of the applicable Survival Period such covenant, representation or warranty shall, for the purposes of such claim, survive the applicable Survival Period until such claim is finally resolved and all obligations with respect thereto have been fully satisfied.

                            INDEMNITY

6.1       Indemnity of Nord Copper and Nord Resources.   Summo
agrees to indemnify and save harmless Nord Copper and Nord Resources from all Losses actually incurred by Nord Copper and Nord Resources as a result of any breach by Summo or any inaccuracy of any covenant, representation or warranty of Summo contained in this Agreement.

6.2 Indemnity of Summo. Nord Copper and Nord Resources agree to indemnify and save harmless Summo from all Losses actually incurred by Summo as a result of any breach by Nord Copper or Nord Resources or any inaccuracy of any covenant, representation or warranty of Nord Copper and Nord Resources contained in this Agreement.

6.3       Notice of Claims.   In the event that a Party (the
"Indemnified Party") shall become aware of any Loss in respect of which the other Party (the "Indemnifying Party") agreed to indemnify the Indemnified Party pursuant to this Agreement (the "Indemnification Claim"), the Indemnified Party shall promptly give written notice thereof to the Indemnifying Party. Such notice shall specify whether the Indemnification Claim arises as a result of a claim by a Person against the Indemnified Party (a "Third Party Claim") or whether the Loss does not so arise (a "Direct Claim") and shall also specify with reasonable particularity (to the extent that the information is available) the factual basis for the Indemnification Claim and the amount of the Loss if known. If through the fault of the Indemnified Party the Indemnifying Party does not receive notice of any Indemnification Claim in time to contest effectively the determination of any liability susceptible of being contested, the Indemnifying Party shall be entitled to set off against the amount claimed by the Indemnified Party the amount of any Losses incurred by the Indemnifying Party resulting from the Indemnified Party's failure to give such notice on a timely basis.

6.4 Investigation of Claims. With respect to any Direct Claim, following receipt of notice from the Indemnified Party of the Indemnification Claim, the Indemnifying Party shall have 60 days to make such investigation of the Indemnification Claim as is considered necessary or desirable. For the purpose of such investigation, the Indemnified Party shall make available to the Indemnifying Party the information relied upon by the Indemnified Party to substantiate the Indemnification Claim, together with all such other information as the Indemnifying Party may reasonably request. If both Parties agree at or prior to the expiration of such 60 day period (or any mutually agreed upon extension thereof) to the validity and amount of such Indemnification Claim, the Indemnifying Party shall immediately pay to the Indemnified Party the full agreed upon amount of the Indemnification Claim, failing which the matter shall be determined by a court of competent jurisdiction.

6.5 Supplemental Rights. The rights and benefits provided in this Article are supplemental to and are without prejudice to any other rights, actions or causes of action which may arise pursuant to any other section of this Agreement or pursuant to applicable Law.


   CONDITIONS PRECEDENT TO NORD COPPER' S AND NORD RESOURCES'
                     OBLIGATIONS AT CLOSING

7.1 Conditions Precedent. All obligations of Nord Copper to purchase and assume the Arimetco Agreement and to purchase the Intellectual Property at Closing under this Agreement are subject to the fulfillment (or waiver in writing by Nord Copper and Nord Resources) prior to or at the Closing of each of the following conditions:

(a) Covenants, Representations and Warranties. The covenants, representations and warranties made by Summo under this Agreement shall be true in all material respects on and as of the Closing
Date.

(b) Actions, Etc. All actions, proceedings, instruments and documents required to carry out the Transaction and all other related legal matters shall have been approved by Nord Copper and Nord Resources and Nord Copper and Nord Resources shall have been furnished with such certified copies of actions and proceedings and other such instruments and documents as Nord Copper and Nord Resources shall have reasonably requested.

(c) Assignment of Arimetco Agreement. Nord Copper and Summo shall have executed and delivered an assignment and assumption agreement of the Arimetco Agreement on terms and conditions satisfactory to all parties. Arimetco and Summo shall have executed an amendment of the Arimetco Agreement which shall provide, among other things, that the Arimetco Agreement shall be amended to provide that the remaining purchase price of US$1,860,000 thereunder shall be payable as follows; (i) US$310,000 on Closing; (ii) US$500,000 on June 4, 2000; (iii)
US$500,000 on June 4, 2001; (iv) US$550,000 on June 4, 2002; and
(v) interest paid quarterly at the rate of 8% per annum.

(d) Consent Order. The Director of the Arizona Department of Environmental Quality shall have issued a consent order on terms and conditions satisfactory to Nord Copper and Nord Resources, in their sole discretion, relating to environmental remediation and operating requirements.

(e) Compliance with Covenants. Summo shall have complied with all covenants and agreements herein agreed to be performed or caused to be performed by Summo.

(f) Approvals and Consents. At or before Closing there shall have been obtained from all appropriate federal, state, municipal, local or other governmental or administrative bodies all such approvals and consents, if any, in form and on terms satisfactory to Nord Copper and Nord Resources as may be required in order to permit the completion of the Transaction as herein contemplated.

(g) Corporate Authorizations. Summo shall have delivered to Nord Copper and Nord Resources evidence satisfactory to Nord
Copper and Nord Resources that all necessary corporate authorizations by Summo authorizing and approving the Transaction have been obtained.

(h) Legal Opinion. Nord Copper and Nord Resources shall have received a legal opinion from counsel to Summo on terms and conditions satisfactory to Nord Copper and Nord Resources with respect to Summo and the Transaction, subject only to reasonable qualifications.

(i) No Orders. No order of any court or administrative agency shall be in effect which restrains or prohibits the Transaction and no suit, action, inquiry, investigation or proceeding in which it will be or it is sought to restrain, prohibit or change the terms of or obtain damages or other relief in connection with the Transaction and which in the judgment of Nord Copper and Nord Resources makes it inadvisable to proceed with the consummation of the Transaction shall have been made, instituted or threatened by any Person.

In case any of the foregoing conditions cannot be fulfilled at or before the time of Closing to the satisfaction of Nord Copper and Nord Resources, Nord Copper and Nord Resources may rescind this Agreement by notice to Summo and in such event each of the Parties shall be released from all obligations hereunder. Provided however that any such conditions may be waived in whole or in part by Nord Copper and Nord Resources without prejudice to Nord Copper's and Nord Resources' rights of rescission in the event of the non-fulfillment of any other condition or conditions, any such waiver to be binding on Summo only if the same is in writing.




     CONDITIONS PRECEDENT TO SUMMO'S OBLIGATIONS AT CLOSING

8.1 Conditions Precedent. All obligations of Summo to sell, transfer and assign the Arimetco Agreement and to sell the Intellectual Property under this Agreement are subject to the fulfillment (or waiver in writing by Summo prior to or at the Closing of each of the following conditions:

(a) Covenants, Representations and Warranties. The covenants, representations and warranties made by Nord Copper and Nord Resources in or under this Agreement shall be true in all material respects on and as of the Closing Date and Summo shall have received from Nord Copper and Nord Resources a certificate signed as of the Closing Date.

(b) Actions, Etc. All actions, proceedings, instruments and documents required to carry out the Transaction including without limitation, the issuance of the Nord Resources Stock and all other related legal matters shall have been approved by Summo and Summo shall have been furnished with such certified copies of actions and proceedings and other such instruments and documents as Summo shall have reasonably requested.

(c) Assignment of Arimetco Agreement. Nord Copper and Summo shall have executed and delivered the assignment and assumption agreement together with Arimetco as contemplated by section
7.1(c).

(d) Compliance with Covenants. Nord Copper and Nord Resources shall have complied with all covenants and agreements herein agreed to be performed or caused to be performed by Nord Copper and Nord Resources.

(e) Approvals and Consents. At or before Closing there shall have been obtained from all appropriate federal, state, municipal, local or other governmental or administrative bodies all such approvals and consents, if any, in form and on terms satisfactory to Summo as may be required in order to permit the completion of the Transaction as herein contemplated.

(f)  Corporate Authorizations.  Nord Copper and Nord
Resources shall have delivered to Summo evidence satisfactory to Summo that all necessary corporate authorizations by Nord Copper and Nord Resources authorizing and approving the Transaction have been obtained.

(g) No Orders. No order of any court or administrative agency shall be in effect which restrains or prohibits the Transaction and no suit, action, inquiry, investigation or proceeding in which it will be or it is sought to restrain, prohibit or change the terms of or obtain damages or other relief in connection with the Transaction and which in the judgment of Summo makes it inadvisable to proceed with the consummation of the Transaction shall have been made, instituted or threatened by any Person.



                          MISCELLANEOUS

9.1 Tender. Any tender of documents or money hereunder may be made upon the Parties or upon their respective solicitors as set forth herein

9.2 Closing. Any document, instrument or thing which is to be delivered by either Party at the Closing shall be tabled at the Closing at the place of closing by the Party which is to deliver such document, instrument or thing, and any document, instrument or thing so tabled by a Party shall;

          (a) be deemed to have been delivered by such Party for purposes of this Agreement;

          (b) be held in escrow by the solicitor for such party to be dealt with in accordance with subparagraphs (c) and (d);

          (c) be delivered to the Party to which it is to be delivered pursuant to the terms hereof, if all documents, instruments and things which are to be delivered at the Closing are tabled in accordance with the section at the Closing; and

          (d) be delivered to, or in accordance with the directions of the Party which tabled it, if subparagraph (c) does not apply.

9.3 Costs. Except as otherwise expressly provided in this Agreement, all legal, tax and other costs and expenses incurred in connection with the preparation of this Agreement and the consummation of the Transaction shall be paid by the Party incurring such expenses.

9.4 Notice. All notices, requests, demands or other communications by the Parties required or permitted to be given by one Party to another shall be given in writing by personal delivery, telecopy or by registered or certified mail, postage prepaid, addressed, telecopied or delivered to such other Party as follows:

     (a)  if to Nord Copper and Nord Resources:

          Nord Resources Corporation
          201 Third Street NW
          Suite 1750
          Albuquerque, New Mexico
          U S A          87102

          Attention:  President

          Facsimile:  (505) 766-9922(b)


     (b)  if to Summo:

          1776 Lincoln Street
          Suite 900
          Denver, Colorado
          U S A          80203

          Attention:  President and Chief Executive Officer

          Facsimile: (303) 863-1736

or at such other address or telecopier number as may be given by any of them to the others in writing from time to time and such notices, requests, demands or other communications shall be deemed to have been received when delivered, if personally delivered, on the date telecopied (with receipt confirmed) if telecopied and received at or prior to 5:00 p.m. local time and, if not, on the next Business Day, and if mailed, on the date received as certified.

9.5 Further Assurances. The Parties shall sign such other papers, cause such meetings to be held, resolutions passed and by-laws enacted and exercise their vote and influence, do and perform and cause to be done and performed such further and other acts and things as may be necessary or desirable in order to give full effect to this Agreement and every part hereof.

9.6 Laws. This Agreement shall be governed by the laws of the State of Colorado, except for its rules as to conflict of law.

9.7 Time of the Essence. Time shall be of the essence of this Agreement and of every part hereof and no extension nor variation of this Agreement shall operate as a waiver of this provision.

9.8 Entire Agreement. This Agreement constitutes the entire agreement between the Parties with respect to all of the matters herein. This Agreement supersedes any and all agreements, understandings and representations made among the Parties prior to the date hereof, This Agreement shall not be amended except by a memorandum in writing signed by both Parties and any amendment hereof shall be null and void and shall not be binding upon any Party which has not given its consent as aforesaid.

9.9 Assignment. Neither Party may assign this Agreement or any part hereof without the prior written consent of the other Party which consent may be unreasonably withheld. Subject to the foregoing, this Agreement shall enure to the benefit of and be binding upon the Parties and their respective successors and assigns, but no other Person.

9.10 Invalidity. In the event that any of the covenants, representations and warranties or any portion of them contained in this Agreement are unenforceable or are declared invalid for any reason whatsoever, such unenforceability or invalidity shall not affect the enforceability or validity of the remaining terms or portions thereof contained in this Agreement and such unenforceable or invalid, covenant, representation and warranty or covenant or portion thereof shall be severable from the remainder of this Agreement.

9.11 Counterpart. This Agreement may be executed in several counterparts, each of which so executed shall be deemed to be an original and such counterparts when taken together shall constitute one and the same original agreement which shall be binding on the Parties hereto.

9.12 No Public Announcement. No public announcement or press release concerning the Transaction shall be made by any Party except with the prior written consent of the other Parties, acting reasonably except as may be required by federal, provincial or state law or regulation or by any governmental agency or by any exchange upon which the stock of Summo or Nord Resources or any parent of Summo or Nord Resources may be traded.

IN WITNESS WHEREOF the Parties have duly executed this Agreement as of the date and year first above written.

                              NORD COPPER CORPORATION

                              Per:   /s/ Ray W. Jenner
                                         VP-Finance

                              NORD RESOURCES CORPORATION

                              Per:   /s/ Ray W. Jenner
                                         VP-Finance

                              SUMMO USA CORPORATION

                              Per:   /s/ James D. Frank
                                         VP-Finance